        As filed with the Securities and Exchange Commission on June 6, 1997.
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                 ____________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                 ____________________

                           BIG FLOWER PRESS HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)

         DELAWARE                                13-376-8322
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                                  3 EAST 54TH STREET
                              NEW YORK, NEW YORK  10022
            (Address, including zip code, of principal executive offices)

                                 ____________________

                       TREASURE CHEST ADVERTISING COMPANY, INC.
                               SAVINGS PLUS 401(K) PLAN
                               (Full title of the plan)

                                 ____________________

                              MARK A. ANGELSON, ESQUIRE
                              EXECUTIVE VICE PRESIDENT,
                            GENERAL COUNSEL AND SECRETARY
                              OF THE BOARD OF DIRECTORS
                           BIG FLOWER PRESS HOLDINGS, INC.
                                  3 EAST 54TH STREET
                              NEW YORK, NEW YORK  10022
                                    (212) 521-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      COPIES TO:
                             THOMAS J. ST. VILLE, ESQUIRE
                                 MILES & STOCKBRIDGE
                              A PROFESSIONAL CORPORATION
                                   10 LIGHT STREET
                              BALTIMORE, MARYLAND  21202
                                    (410) 385-3735

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
                                          PROPOSED           PROPOSED
                                           MAXIMUM            MAXIMUM           AMOUNT OF
     TITLE OF SECURITIES                AMOUNT TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
      TO BE REGISTERED                  REGISTERED(1)       PER SHARE(2)    OFFERING PRICE(2)       FEE
------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR
VALUE $0.01 PER SHARE............        500,000 SHS.          $21.3125      $10,656,250.00        $3,230.00
------------------------------------------------------------------------------------------------------------------
RIGHTS TO PURCHASE SERIES A JUNIOR
PREFERRED STOCK, PAR VALUE $.01 PER SHARE   (3)                  (3)                 (3)              (3)
------------------------------------------------------------------------------------------------------------------


(1) IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLAN TO WHICH THIS REGISTRATION STATEMENT RELATES.
(2) THE FEE HAS BEEN COMPUTED, PURSUANT TO RULE 457(H)(1), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NEW YORK STOCK EXCHANGE FOR THE REGISTRANT'S COMMON STOCK ON JUNE 2, 1997.
(3) THE RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK OF THE REGISTRANT INITIALLY ARE ATTACHED TO AND TRADE WITH THE SHARES OF THE REGISTRANT'S COMMON STOCK BEING REGISTERED HEREBY. VALUE ATTRIBUTED TO SUCH RIGHTS, IF ANY, IS REFLECTED IN THE MARKET PRICE OF THE REGISTRANT'S COMMON STOCK.

--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof, except as superseded or modified herein:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 26, 1997;

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on November 14, 1995 (as amended on Form 8-A/A filed on November 29, 1995, describing the Registrant's Preferred Stock Purchase Rights), and any amendment or report filed for the purpose of updating such description; and

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission on May 12, 1997.

    All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law ("Delaware GCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Section 145 of the Delaware GCL.

    Section 102 of the Delaware GCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Restated Certificate of Incorporation and Bylaws include a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable


ITEM 8.  EXHIBITS.

  Exhibit
  Number            Description
  -------           -----------

   4.1   Restated Certificate of Incorporation of the Registrant.(1)

   4.2 Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock of the Registrant.(1)

   4.3 Rights Agreement, dated November 28, 1995, between the Registrant and The Bank of New York, as rights agent.(1)

   4.4   Amended and Restated Bylaws of the Registrant.(1)

   4.5   Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan.

   4.6 Amendment 1996-1 to the Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan.


---------------------
(1) Incorporated by reference to Big Flower Press Holdings, Inc., Form 10-Q, for the quarter ended December 31, 1995 (file #1-14084)

   4.7 Amendment 1997-1 to the Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan.

   5.1   Opinion of Miles & Stockbridge, a Professional Corporation.

   23.1  Consent of Deloitte & Touche, LLP.

   23.2 Consent of Miles & Stockbridge, a Professional Corporation (contained in Exhibit 5.1 hereof).

   24.1  Powers of Attorney.

    The Registrant hereby undertakes that the Registrant will submit or has submitted the Treasure Chest Advertising Company, Inc. Savings Plus 401(k) Plan and any amendments thereto ("Plan") to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Internal Revenue Code of 1986, as amended.


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of June, 1997.

                                       BIG FLOWER PRESS HOLDINGS, INC.



                                       By:  /s/ R. Theodore Ammon
                                            --------------------------
                                            R. Theodore Ammon
                                            Chairman

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.
    Signature                Title                                   Date

/s/ R. Theodore Ammon        Chairman of the Board                 June 6, 1997
    -----------------        and Director
    R. Theodore Ammon

/s/ Edward T. Reilly         President, Chief                      June 6, 1997
    ----------------         Executive Officer
    Edward T. Reilly         and Director

/s/ Richard L. Ritchie       Executive Vice President              June 6, 1997
    ------------------       and Chief Financial
    Richard L. Ritchie*      Officer (Principal
                             Financial and Accounting
                             Officer)

/s/ Leon D. Black            Director                              June 6, 1997
    -------------
    Leon D. Black*

/s/ Peter G. Diamandis       Director                              June 6, 1997
    ------------------
    Peter G. Diamandis*

/s/ Robert M. Kimmitt        Director                              June 6, 1997
    -----------------
    Robert M. Kimmitt*

/s/ Joan D. Manley           Director                              June 6, 1997
    --------------
    Joan D. Manley*

/s/ Newton N. Minow          Director                              June 6, 1997
    ---------------
    Newton N. Minow*

/s/ Edward M. Yorke          Director                              June 6, 1997
    ---------------
    Edward M. Yorke*


              *By:/s/ Edward T. Reilly                             June 6, 1997
                  --------------------
       (Edward T. Reilly, Attorney-in-fact**)

____________________

**By authority of Powers of Attorney filed with this Registration
  Statement on Form S-8

    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 6th day of June, 1997.

                                  TREASURE CHEST ADVERTISING COMPANY, INC.
                                  SAVINGS PLUS 401(K) PLAN


                                  By:  /s/ Michael E. Houser
                                       -------------------------------
                                       Michael E. Houser, Chairman
                                       Treasure Chest Advertising
                                       Company, Inc. Retirement Board

                                    EXHIBIT INDEX


EXHIBIT                                                                     PAGE
NUMBER                       DESCRIPTION                                     NO.
-------                      -----------                                    ----

   4.1   Restated Certificate of Incorporation of the
         Registrant.(1)

   4.2   Certificate of Designation, Preferences and
         Rights of Series A Junior Preferred Stock of the Registrant.(1)

   4.3 Rights Agreement, dated November 28, 1995, between the Registrant and The Bank of New York, as rights agent.(1)

   4.4   Amended and Restated Bylaws of the Registrant.(1)

   4.5   Treasure Chest Advertising Company, Inc.
         Savings Plus 401(k) Plan.

   4.6   Amendment 1996-1 to the Treasure Chest
         Advertising Company, Inc. Savings Plus
         401(k) Plan.

   4.7   Amendment 1997-1 to the Treasure Chest
         Advertising Company, Inc. Savings Plus
         401(k) Plan.

   5.1   Opinion of Miles & Stockbridge,
         a Professional Corporation.

   23.1  Consent of Deloitte & Touche, LLP.

   23.2  Consent of Miles & Stockbridge, a
         Professional Corporation (contained
         in Exhibit 5.1 hereof).

   24.1  Powers of Attorney.


____________________



(1) Incorporated by reference to Big Flower Press Holdings, Inc., Form 10-Q, for the quarter ended December 31, 1995 (file #1-14084)